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                                                                 EXHIBIT 10.9(b)

                            SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (hereinafter "Amendment") is made this 13th day of May 1998, by and between McCANDLESS LIMITED, a California limited partnership (Landlord") and NOVACEPT, a California corporation formerly known as Envision Surgical Systems, Inc. ("Tenant").

                                    RECITALS

                  A. Tenant currently leases from Landlord approximately eight thousand six hundred and fifty (8,650) square feet of space located at 1047 Elwell Court, Palo Alto, California (the "Initial Premises") pursuant to that certain lease dated August 26, 1993 as amended by the First Amendment To Lease dated July 8, 1996 ("Lease"). The Initial Premises are shown on Exhibit A attached hereto.

                  B. Tenant desires to expand the Premises by adding approximately two thousand eight hundred and eleven (2,811) square feet of additional space located at 1056 Elwell Court, Palo Alto (the "Expansion Space"). The Expansion Space is shown on Exhibit B attached hereto.

                  C. As described in the First Amendment To Lease, Tenant has exercised its option to extend the term pursuant to paragraph 56 of the Lease and the Lease as amended provides for a termination date of August 31, 1998.

                  D. Tenant desires to extend the term of the Lease for one additional year.

                  E. Landlord is willing to so extend the term of the Lease and to so expand the Premises on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Term. The term of the Lease is hereby extended for one (1) additional year, so that the term of the Lease shall extend to and include August 31, 1999. The period commencing on September 1, 1998 and ending on August 31, 1999 is referred to herein as the Second Extended Term.

                  2. Premises. Commencing on the Effective Date, as defined in paragraph 3 below, the Expansion Space shall be added to the Initial Premises and, thereafter, the total area leased shall be increased from approximately eight thousand six hundred and fifty (8,650) square feet to approximately eleven thousand four hundred and sixty-one (11,461) square feet.

                  3. Effective Date. As used herein, the Effective Date shall be the date upon which the earliest of the following occurs:

                           (a) Substantial completion of all sewer line repair
work to be done by landlord in the Expansion Space and the repair of all substantial holes, if any, in the Expansion Space walls and ceiling as described in Paragraph 7 below, subject to Tenant's right to have any incomplete or defective work, which Tenant describes in writing to Landlord within thirty days of Tenant's occupancy, completed or repaired promptly after the Effective Date; or

                           (b) Occupancy of the Expansion Space by any of
Tenant's operating

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personnel.

                  4. Basic Rent. Paragraphs 4 (a) and 5 of the Lease and paragraph 2 of the First Amendment To Lease are hereby amended to provide that the amount of basic rent due and payable under the Lease shall be as described below:

                     Effective Date until August 31, 1998      $17,829.25/mo.

                     September 1,1998 until August 31, 1999    $24,922.25/mo.

                  The above calculations are predicated on basic rent of $2.25 per square foot per month triple net as of the Effective Date for the Expansion Space and basic rent of $2.15 per square foot per month triple net as of September 1, 1998 for the Initial Premises. From the Effective Date until August 31, 1998, the Basic Rent for the Initial Premises shall remain the same at $11,504.50 per month or approximately $1.33 per square foot per month triple net. Basic Rent from the Effective Date until August 31, 1998 is therefore calculated as follows: (8,650 SF x $1.33/SF)+(2,811 SF x $2.25/SF) = $17,829.25/month. Basic Rent from September 1, 1998 until August 31, 1999 is therefore calculated as follows: (8,650 SF x $2.15/SF)+(2,811 SF x $2.25/SF) = $24,922.25/month.

                  5. Common Area Charges. Commencing on the Effective Date, Tenant's proportionate share of common area charges shall be modified by providing that in addition to the common area charges with respect to the Initial Premises (which is 55.52% of the common area charges allocable to the building in which the Initial Premises is located) as set forth in paragraph 16 on the Lease, Tenant shall also pay to Landlord as additional rent, an amount equal to fifteen and ninety-eight one-hundredths percent (15.98%) of the total common area charges as defined in paragraph 16 of the Lease allocable to the building in which the Expansion Space is located, which is determined by dividing 2,811 (the square footage of the Expansion Space) by 17,595 (the square footage of the building in which the Expansion Space is located). Commencing on the Effective Date, Tenant's payment of its estimated share of common area charges shall be increased to a total of Two Thousand and Nine and 00/100 Dollars ($2,009.00) per month and shall be reconciled and adjusted thereafter in accordance with paragraph 5 (b) of, the Lease.

                  6. Parking. Commencing on the Effective Date, Tenant's right to the non-exclusive use of the parking spaces, as defined in paragraph 15 of the Lease, shall be increased from thirty-four (34) spaces to forty-six (46) spaces.

                  7. Expansion Space Taken "As Is". Tenant is leasing the Expansion Space "as is" in its current condition and Landlord shall have no obligation to improve, alter or modify the Expansion Space in any way, except that Landlord shall, at Landlord's sole cost, shampoo the carpet and clean the vinyl floor in such space and repair all substantial holes in the walls and ceilings which reasonably require repair, if any, prior to the Effective Date.

                  8. Brokers. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Amendment or expanding the Premises, and that there are no leasing commissions to be paid by Landlord or Tenant in connection with this transaction. Each party hereto shall hold harmless the other party from all damages, loss or liability resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom such party has dealt, or purportedly has dealt, in connection with this transaction.

                  9. Option To Extend Term. Tenant has previously exercised its option to extend the term as described in paragraph 56 of the Lease and has no further options to extend the term under the Lease or any amendments to the Lease.

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                  10. Restatement of Other Lease Terms. Except as specifically modified herein, all other terms, covenants and conditions of the Lease, including Tenant's obligation to pay common area charges, shall remain in full force and effect.

                  11. Signage. Tenant shall be responsible for the cost and installation of Tenant's signage and such signage shall be subject to the Landlord approval, provided, however that Landlord shall contribute $200.00 towards the cost of Tenant's signage.

                  12. Landlord's Address. For purposes of notification as provided in paragraph 38 of the Lease Landlord's address is hereby changed to:

                           McCandless Simons Company, Inc.
                           360 S. San Antonio Road, Suite 14
                           Los Altos, CA 94023

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

              LANDLORD:

              McCANDLESS LIMITED,
              a California limited partnership

              By: /s/ Charles S. McCandless
              --------------------------------------------
              Charles S. McCandless, as Trustee under the Charles S. McCandless and Jean A. McCandless Inter Vivos Trust Agreement dated January 25, 1977, a General Partner

                                   5/20/98
              --------------------------------------------
                                   (Date)

              TENANT:

              NOVACEPT, a California corporation formerly known as Envision Surgical Systems, Inc.

              By: /s/ D. R. Nathe
              --------------------------------------------
                           (Signature)

                Donald R. Nathe
              --------------------------------------------
                          (Printed Name)

                V. P. Operations
              --------------------------------------------
                             (Title)
                5.13.98
              --------------------------------------------
                              (Date)

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